Exhibit 16


[Deloitte & Touche LLP Logo]







April 3, 2006

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 4 of Abington Community Bancorp, Inc.'s Form 8-K dated March 28, 2006, and have the following comments:

1. We agree with the statements made in the first, third, fourth and fifth paragraphs.

2. We have no basis on which to agree or disagree with the statements made in the second and sixth paragraphs.


Yours truly,



/s/ Deloitte & Touche LLP




Deloitte & Touche LLP
1700 Market Street Philadelphia, PA 19103 USA
Tel:   215-246-2300 Fax:  215-569-2441 www.deloitte.com